                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                    -----------------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              SunTrust Banks, Inc.
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             (Exact name of registrant as specified in its charter)

                           Georgia                                                58-1575035
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            (State of incorporation or organization)                            (IRS Employer
                                                                              Identification No.)

    303 Peachtree Street, NE, Atlanta, Georgia                                      30308
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            (Address of principal executive officers)                            (Zip Code)

If this form relates to the registration of a        If this form relates to the registration of a
class of securities pursuant to Section 12(b)        class of securities pursuant to Section 12(g)
of the Exchange Act and is effective                 of the Exchange Act and is effective
pursuant to General Instruction A.(c), please        pursuant to General Instruction A.(d), please
check the following box: [X]                         check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-73638 and 333-73638-01
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Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                    Name of Each Exchange on which
         to be so Registered                    Each Class is to be Registered
         -------------------                    ------------------------------

   Guarantee of 7.70% Trust Preferred Securities of National    The New York Stock Exchange, Inc.
   Commerce Capital Trust II

Securities to be registered pursuant to Section 12(g) of the Act:

                                None
                                ----
                          (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         SunTrust Banks, Inc. ("SunTrust" or the "Registrant"), as successor by merger to National Commerce Financial Corporation ("NCF") pursuant to the
Agreement and Plan of Merger, dated as of May 7, 2004, by and between SunTrust and NCF (the "Merger"), is registering hereunder its guarantee (the "Guarantee")
of 7.70% Trust Preferred Securities (the "Trust Preferred Securities") issued on
December 14, 2001 by National Commerce Capital Trust II, a statutory business trust created under the laws of Delaware ("Capital Trust"). Pursuant to the terms of the Merger, NCF merged with and into SunTrust, with SunTrust as the surviving corporation. The Merger was effective on October 1, 2004 and at such time, Capital Trust became a wholly owned subsidiary of SunTrust. The Trust
Preferred Securities will remain outstanding following the Merger.

         The Trust Preferred Securities represent beneficial ownership interests in the assets of Capital Trust and were guaranteed by NCF up and until the effective time of the Merger. In connection with the Merger, SunTrust and NCF executed an Assignment and Assumption Agreement, dated September 22, 2004, which provides for, among other things, the assumption by SunTrust of all of NCF's obligations to guarantee the due and punctual payment of principal and interest on the Trust Preferred Securities by Capital Trust, such assumption to be effective as of the effective time of the Merger (the "Assignment and Assumption
Agreement"). A copy of the Assignment and Assumption Agreement is filed as
Exhibit 9 hereto and incorporated herein by reference.

         A description of the terms of the Guarantee is set forth under the captions entitled "Description of the Guarantee" and "Relationship Among the
Trust Preferred Securities, the Junior Subordinated Debentures and the
Guarantee" in the Prospectus, dated December 7, 2001, which forms a part of the
Registration Statement on Form S-1 (as amended, the "Registration Statement") of
National Commerce and Capital Trust II (File Nos. 333-73638 and 333-73638-01).
Such description is incorporated herein by reference.

ITEM 2.    EXHIBITS.

         1.   Certificate of Trust of National Commerce Capital Trust II
              (incorporated herein by reference to Exhibit 4.2 to the
              Registration Statement).

         2.   Trust Agreement of National Commerce Capital Trust II
              (incorporated herein by reference to Exhibit 4.5 to the
              Registration Statement).

         3.   Form of Trust Preferred Security (incorporated herein by reference to Exhibit 4.6 to the Registration Statement).

         4.   Form of Subordinated Debenture (incorporated herein by reference to Exhibit 4.8 to the Registration Statement).

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         5.   Form of Junior Subordinated Indenture between National Commerce
              Financial Corporation and The Bank of New York, as Debenture
              Trustee (incorporated herein by reference to Exhibit 4.9 to the
              Registration Statement).

         6.   Form of Guarantee between National Commerce Financial Corporation, as Guarantor, and The Bank of New York, as Guarantee Trustee
              (incorporated herein by reference to Exhibit 4.10 to the
              Registration Statement).

         7.   Form of Amended and Restated Trust Agreement between National
              Commerce Financial Corporation, as Depositor, The Bank of New
              York, as Property Trustee, The Bank of New York (Delaware), as
              Delaware Trustee, and the Administrative Trustees named therein
              (incorporated herein by reference to Exhibit 4.14 to the
              Registration Statement).

         8.   The sections under the captions "Description of the Guarantee" and
              "Relationship Among the Trust Preferred Securities, the Junior
              Subordinated Debentures and the Guarantee" in the Prospectus,
              dated December 7, 2001, which forms a part of the Registration
              Statement (such sections are incorporated herein by reference to the Registration Statement).

         9.*  Assignment and Assumption Agreement, dated September 22, 2004, between NCF and SunTrust.
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         *  Filed herewith

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized.

                                  SUNTRUST BANKS, INC.

                                   By:  /s/ Kimberly N. Rhodes
                                       ----------------------------------------
                                            Kimberly N. Rhodes
                                            Vice President and Corporate Counsel

Date: October 1, 2004

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